Press Release Exhibit 99.1

Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investorrelations@acuitybrands.com

Media Contact:
Chrystal Neely
Director, Corporate Communications
chrystal.neely@acuitybrands.com

Acuity Brands Reports Fiscal 2022 First-Quarter Results
Satisfying Customer Demand to Drive Sales Growth While Continuing to Invest in Long-Term Growth and Transformation

▪Net Sales Increased 17% Over the Prior Year
▪Operating Profit Increased 34% Over the Prior Year
▪Diluted EPS Increased 57% Over the Prior Year

ATLANTA, January 7, 2022 - Acuity Brands, Inc. (NYSE: AYI) (the "Company") a market-leading industrial technology company announced net sales of $926.1 million for the first quarter of fiscal 2022 ended November 30, 2021, an increase of $134.1 million or 16.9 percent, compared to the same period in fiscal 2021. Diluted earnings per share "EPS" was $2.46, an increase of 56.7 percent over the prior year.

"I am proud of our performance in the first quarter of fiscal 2022. Our team delivered sales growth of 17%, expanded our operating profit margin by 160 basis points and increased diluted EPS by 57% despite global supply chain challenges and unpredictable market conditions,” stated Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. "Our performance demonstrates that by prioritizing customers we are driving sales growth and turning that into operating income while continuing to invest in the long-term growth and transformation of the Company."
Gross profit of $385.8 million for the first quarter of fiscal 2022 increased $53.4 million, or 16.1 percent, over the prior year, driven by revenue growth as well as our ability to largely offset the significant increase in material and freight costs through price increases and product and productivity improvements. Gross profit as a percent of sales was 41.7 percent for the first quarter of fiscal 2022, a decrease of 30 basis points from 42.0 percent over the prior year.
Operating profit of $115.1 million for the first quarter of fiscal 2022 increased $29.4 million, or 34.3 percent over the prior year. Operating profit was 12.4 percent of net sales for the first quarter of fiscal

Press Release Exhibit 99.1
2022, an increase of 160 basis points from 10.8 percent over the prior year. The improvement in operating profit margin was due primarily to improved leveraging of our operating costs.
Adjusted operating profit of $133.0 million for the first quarter of fiscal 2022 increased $28.8 million, or 27.6 percent over the prior year. Adjusted operating profit was 14.4 percent of net sales for the first quarter of fiscal 2022, an increase of 120 basis points from 13.2 percent in the prior year.
Net income of $87.6 million for the first quarter of fiscal 2022 increased $28.0 million, or 47.0 percent, over the prior year. Diluted earnings per share of $2.46 for the first quarter of fiscal 2022 increased $0.89, or 56.7 percent, from $1.57 in the prior year.
Adjusted net income of $101.3 million increased $24.4 million, or 31.7 percent, over the prior year. Adjusted diluted earnings per share of $2.85 increased $0.82, or 40.4 percent, from $2.03 in the prior year.

Segment Performance
Acuity Brands Lighting and Lighting Controls ("ABL")
ABL generated net sales of $883.6 million for the first quarter of fiscal 2022, an increase of $130.0 million or 17.3 percent, over the prior year with acquisitions contributing less than 4% to current year sales growth.
▪Net sales of $636.8 million in the Independent Sales Network and $90.0 million in the Direct Sales Network increased 13.8 percent and12.4 percent, respectively, over the prior year.
▪Sales in the Corporate Accounts channel of $37.0 million increased 61.6 percent over the prior year as large accounts continuing to carry out previously deferred maintenance and renovations.
▪Retail sales of $46.9 million declined 16.3 percent over the prior year.
Operating profit was $128.1 million for the first quarter of fiscal 2022, an increase of $29.7 million or 30.2 percent over the prior year. Adjusted operating profit was $138.2 million for the first quarter of fiscal 2022, an increase of $29.9 million or 27.6 percent, over the prior year.
Intelligent Spaces Group ("ISG")
ISG generated net sales of $46.4 million for the first quarter of fiscal 2022, an increase of $5.6 million or 13.7 percent over the prior year.
Operating profit was $2.0 million for the first quarter of fiscal 2022, an increase of $2.1 million over the prior year. Adjusted operating profit was $6.1 million for the first quarter of fiscal 2022, an increase of $2.4 million or 64.9 percent over the prior year.

Cash Flow and Capital Allocation
Net cash from operating activities of $83.7 million decreased $40.2 million, or 32.4 percent for the first three months of fiscal 2022 compared to the same period in the prior year. This decline primarily reflects the increased working capital to support the growth of the business, timing of income tax payments, and the prior year deferral of withholding taxes under the CARES Act.
During the first three months of 2022, the Company repurchased 0.3 million shares of common stock for a total of $52.8 million at an average price of $175.75 per share. The Company had approximately 3.5 million shares remaining under its most recent share purchase authorization at the end of the first fiscal quarter of 2022. Since May of 2020, the Company has reduced the outstanding share count by approximately 12 percent.

Press Release Exhibit 99.1
Today's Call Details
The Company is planning to host a conference call at 8:00 a.m. (ET) today, Friday, January 7th, 2022. Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. will lead the call.
The conference call and earnings release can be accessed via the Investor Relations section of the Company's website at www.investors.acuitybrands.com. A replay of the call will also be posted to the Investor Relations site within two hours of the completion of the conference call and will be available on the site for a limited time.

About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. We use technology to solve problems in spaces and light. Through our two business segments, Acuity Brands Lighting and Lighting Controls (“ABL”) and the Intelligent Spaces Group (“ISG”), we design, manufacture, and bring to market products and services that make the world more brilliant, productive, and connected. We achieve growth through the development of innovative new products and services, including lighting, lighting controls, building management systems, and location-aware applications.
Acuity Brands, Inc. achieves customer-focused efficiencies that allow the Company to increase market share and deliver superior returns. The Company looks to aggressively deploy capital to grow the business and to enter attractive new verticals.
Acuity Brands, Inc. is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by approximately 13,500 dedicated and talented associates. Visit us at www.acuitybrands.com.

Non-GAAP Financial Measures
This news release includes the following non-generally accepted accounting principles ("GAAP") financial measures: “adjusted operating profit” and “adjusted operating profit margin” for total company and by segment; “adjusted net income;” “adjusted diluted EPS'” “earnings before interest, taxes, depreciation, and amortization (“EBITDA”);” “adjusted EBITDA'” and “free cash flow (“FCF”)”. These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for acquisition-related items, amortization of acquired intangible assets, share-based payment expense, impairment on investment, and special charges associated with continued efforts to streamline the organization and integrate recent acquisitions. FCF is provided to enhance the reader’s understanding of the Company’s ability to generate additional cash from its business. Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making, and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.
The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin for total company and by segment are “operating profit” and “operating profit margin,” respectively, for total company and by segment, which include the impact of amortization of acquired intangible assets, share-based payment expense, and special charges. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of amortization of acquired intangible assets, share-based payment expense, an

Press Release Exhibit 99.1
impairment of investment, and special charges. The most directly comparable GAAP measure for FCF is “net cash provided by operating activities.” The most directly comparable GAAP measure for EBITDA and adjusted EBITDA is “net income”, which include the impact of net interest expense, income taxes, depreciation, amortization of acquired intangible assets, share-based payment expense, special charges, and miscellaneous expense, net. The most directly comparable GAAP measure for FCF is “net cash provided by operating activities.” A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items.

Forward-Looking Information
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions and information currently available to management. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements are statements other than those of historical fact and may include statements relating to goals, plans, market conditions and projections regarding Acuity Brands' strategy, and specifically include statements made in this press release regarding: long term growth and transformation. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our annual report on Form 10-K for the fiscal year ended August 31, 2021, filed on October 27, 2021 and those described from time to time in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of events, or otherwise.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	November 30, 2021	August 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$504.0	$491.3
Accounts receivable, less reserve for doubtful accounts of $1.0 and $1.2, respectively	529.3	571.8
Inventories	439.7	398.7
Prepayments and other current assets	126.9	82.5
Total current assets	1,599.9	1,544.3
Property, plant, and equipment, net	261.0	269.1
Operating lease right-of-use assets	54.7	58.0
Goodwill	1,091.0	1,094.7
Intangible assets, net	561.8	573.2
Deferred income taxes	1.9	1.9
Other long-term assets	35.3	33.9
Total assets	$3,605.6	$3,575.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$409.3	$391.5
Current operating lease liabilities	15.6	15.9
Accrued compensation	67.7	95.3
Other accrued liabilities	202.6	189.5
Total current liabilities	695.2	692.2
Long-term debt	494.5	494.3
Long-term operating lease liabilities	44.0	46.7
Accrued pension liabilities	52.8	60.2
Deferred income taxes	100.6	101.0
Other long-term liabilities	145.6	136.2
Total liabilities	1,532.7	1,530.6
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 54,180,355 and 54,018,978 issued, respectively	0.5	0.5
Paid-in capital	1,004.6	995.6
Retained earnings	2,893.2	2,810.3
Accumulated other comprehensive loss	(108.9)	(98.2)
Treasury stock, at cost, of 19,127,037 and 18,826,611 shares, respectively	(1,716.5)	(1,663.7)
Total stockholders’ equity	2,072.9	2,044.5
Total liabilities and stockholders’ equity	$3,605.6	$3,575.1

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended
	November 30, 2021	November 30, 2020
Net sales	$926.1	$792.0
Cost of products sold	540.3	459.6
Gross profit	385.8	332.4
Selling, distribution, and administrative expenses	270.7	246.0
Special charges	—	0.7
Operating profit	115.1	85.7
Other expense:
Interest expense, net	5.9	4.9
Miscellaneous expense, net	0.3	1.6
Total other expense	6.2	6.5
Income before income taxes	108.9	79.2
Income tax expense	21.3	19.6
Net income	$87.6	$59.6

Earnings per share:
Basic earnings per share	$2.50	$1.58
Basic weighted average number of shares outstanding	35.1	37.6
Diluted earnings per share	$2.46	$1.57
Diluted weighted average number of shares outstanding	35.5	37.8
Dividends declared per share	$0.13	$0.13

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Three Months Ended
	November 30, 2021	November 30, 2020
Cash flows from operating activities:
Net income	$87.6	$59.6
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	24.3	25.0
Share-based payment expense	7.6	7.7
Asset impairment	—	4.0
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	40.2	56.3
Inventories	(41.3)	4.1
Prepayments and other current assets	(47.7)	(20.3)
Accounts payable	17.7	(9.2)
Other	(4.7)	(3.3)
Net cash provided by operating activities	83.7	123.9
Cash flows from investing activities:
Purchases of property, plant, and equipment	(9.3)	(11.4)
Proceeds from sale of property, plant, and equipment	—	0.4
Other investing activities	0.3	(3.1)
Net cash used for investing activities	(9.0)	(14.1)
Cash flows from financing activities:
Issuance of long-term debt	—	493.9
Repayments of long-term debt	—	(395.1)
Repurchases of common stock	(56.3)	(255.2)
Proceeds from stock option exercises and other	8.6	0.3
Payments of taxes withheld on net settlement of equity awards	(6.7)	(3.0)
Dividends paid	(4.7)	(5.0)
Net cash used for financing activities	(59.1)	(164.1)
Effect of exchange rate changes on cash and cash equivalents	(2.9)	0.6
Net change in cash and cash equivalents	12.7	(53.7)
Cash and cash equivalents at beginning of period	491.3	560.7
Cash and cash equivalents at end of period	$504.0	$507.0

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
DISAGGREGATED NET SALES
(In millions)
The following table shows net sales by channel for the periods presented:

	Three Months Ended
	November 30, 2021	November 30, 2020	Increase (Decrease)	Percent Change
Acuity Brands Lighting:
Independent sales network	$636.8	$559.5	$77.3	13.8%
Direct sales network	90.0	80.1	9.9	12.4%
Retail sales	46.9	56.0	(9.1)	(16.3)%
Corporate accounts	37.0	22.9	14.1	61.6%
Other	72.9	35.1	37.8	107.7%
Total Acuity Brands Lighting	883.6	753.6	130.0	17.3%
Intelligent Spaces Group	46.4	40.8	5.6	13.7%
Eliminations	(3.9)	(2.4)	(1.5)	62.5%
Total	$926.1	$792.0	$134.1	16.9%

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures for total Company as well as our reportable operating segments (in millions except per share data):

	Three Months Ended
	November 30, 2021		November 30, 2020		Increase (Decrease)	Percent Change
Net sales	$926.1		$792.0		$134.1	16.9%

Operating profit (GAAP)	$115.1		$85.7		$29.4	34.3%
Percent of net sales		12.4%		10.8%	160	bps
Add-back: Amortization of acquired intangible assets	10.3		10.1
Add-back: Share-based payment expense	7.6		7.7
Add-back: Special charges	—		0.7
Adjusted operating profit (Non-GAAP)	$133.0		$104.2		$28.8	27.6%
Percent of net sales		14.4%		13.2%	120	bps

Net income (GAAP)	$87.6		$59.6		$28.0	47.0%
Add-back: Amortization of acquired intangible assets	10.3		10.1
Add-back: Share-based payment expense	7.6		7.7
Add-back: Special charges	—		0.7
Add-back: Impairment of investment	—		4.0
Total pre-tax adjustments to net income	17.9		22.5
Income tax effects	(4.2)		(5.2)
Adjusted net income (Non-GAAP)	$101.3		$76.9		$24.4	31.7%

Diluted earnings per share (GAAP)	$2.46		$1.57		$0.89	56.7%
Adjusted diluted earnings per share (Non-GAAP)	$2.85		$2.03		$0.82	40.4%

Net income (GAAP)	$87.6		$59.6		$28.0	47.0%
Interest expense, net	5.9		4.9
Income tax expense	21.3		19.6
Depreciation	14.0		14.9
Amortization	10.3		10.1
EBITDA (Non-GAAP)	139.1		109.1		30.0	27.5%
Share-based payment expense	7.6		7.7
Miscellaneous expense, net	0.3		1.6
Special charges	—		0.7
Adjusted EBITDA (Non-GAAP)	$147.0		$119.1		$27.9	23.4%

Press Release Exhibit 99.1

	Three Months Ended
ABL	November 30, 2021	November 30, 2020	Increase (Decrease)	Percent Change
Net sales	$883.6	$753.6	$130.0	17.3%

Operating profit (GAAP)	128.1	98.4	29.7	30.2%
Add-back: Amortization of acquired intangible assets	7.1	7.0
Add-back: Share-based payment expense	3.0	2.9
Adjusted operating profit (Non-GAAP)	$138.2	$108.3	$29.9	27.6%

Operating profit margin (GAAP)	14.5%	13.1%	140	bps
Adjusted operating profit margin (Non-GAAP)	15.6%	14.4%	120	bps

	Three Months Ended
ISG	November 30, 2021	November 30, 2020	Increase (Decrease)	Percent Change
Net sales	$46.4	$40.8	$5.6	13.7%

Operating profit (loss) (GAAP)	2.0	(0.1)	2.1	NM
Add-back: Amortization of acquired intangible assets	3.2	3.1
Add-back: Share-based payment expense	0.9	0.7
Adjusted operating profit (Non-GAAP)	$6.1	$3.7	$2.4	64.9%

Operating profit (loss) margin (GAAP)	4.3%	(0.2)%	450	bps
Adjusted operating profit margin (Non-GAAP)	13.1%	9.1%	400	bps

	Three Months Ended
	November 30, 2021	November 30, 2020	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$83.7	$123.9	$(40.2)	(32.4)%
Less: Purchases of property, plant, and equipment	(9.3)	(11.4)
Free cash flow (Non-GAAP)	$74.4	$112.5	$(38.1)	(33.9)%